SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------


                         AFFINITY TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    57-0991269
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification Number)


                           1333 Main Street, Suite 101
                       Columbia, South Carolina 29201-3201
                    (Address of principal executive offices)


                             1995 STOCK OPTION PLAN
                        OF AFFINITY FINANCIAL GROUP, INC.

                            1996 STOCK OPTION PLAN OF
                         AFFINITY TECHNOLOGY GROUP, INC.

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                       OF AFFINITY TECHNOLOGY GROUP, INC.
                            (Full title of the plans)



                                 Jeff A. Norris
                      President and Chief Executive Officer
                         Affinity Technology Group, Inc.
                           1333 Main Street, Suite 101
                       Columbia, South Carolina 29201-3201
                                 (803) 254-9006
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of                            maximum          maximum
securities        Amount            offering         aggregate      Amount of
to be             to be             price            offering       registration
registered        registered        per share(1)     price(1)       fee(1)
- ----------        -----------       ------------     -------------  ------
Common
Stock, par value
$.0001 per share  4,173,000 shares  $.4434/$7.0625   $15,088,500    $5,203


(1) Pursuant to Rule 457(c) and (h)(1), based on the option price ($.4434) for shares available for issuance upon exercise of outstanding options granted pursuant to the 1995 Stock Option Plan of Affinity Financial Group, Inc. (2,173,000 shares) and the average ($7.0625) of the high($7.25) and low($6.875)
sale prices of the registrant's common stock on August 12, 1996, as reported by the Nasdaq National Market, with respect to shares available for future issuance pursuant to the 1995 Stock Option Plan of Affinity Technology Group, Inc. and the Non-Employee Directors' Stock Option Plan of Affinity Technology Group, Inc. (2,000,000 shares).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Affinity Technology Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
                  (a) The Company's Prospectus dated April 25, 1996, filed with the Commission on April 29, 1996 pursuant to Rule 424(b)(1) under the Securities Act of 1933 (the "Securities Act").

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

                  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act.

                  (d) The description of the Company's Common Stock, par value $.0001 per share, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (c), above.


                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

Item 6.  Indemnification of Directors and Officers.

                  Article VIII, Section 8 of the Company's by-laws provides that in addition to any rights to which its officers and directors may be entitled by law the Company shall indemnify its officers and directors against any expenses and liabilities reasonably incurred as a result of serving as an officer or director of the Company to the fullest extent authorized by the Delaware General Corporation Law.

                  Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such officer or director is adjudged liable to the corporation without application to and approval by the court. Section 145 also provides that the corporation may indemnify any officer or director who was or is a party or is threatened to be made

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a party to any  threatened,  pending or completed  action,  suit or  proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If any officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding, whether or not by or in the right of the corporation, or in any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  In accordance with Section 145(g) of the Delaware General Corporation Law, the Company has obtained an insurance policy to support the foregoing indemnify obligations. The policy provides indemnity coverage for certain liabilities incurred by the Company's officers and directors in connection with the performance of duties in their capacities as such, in connection with their service on certain outside boards (e.g., civic and charitable) and in connection with their fiduciary responsibilities under certain benefit programs.

                  In addition, pursuant to Article 6 of the Company's Certificate of Incorporation and Section 102 of the Delaware General Corporation Law, the Company has eliminated the personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director, other than (1) any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payment of dividends or unlawful stock purchases or redemptions; (4) for any transaction from which the director derived an improper personal benefit; and (5) any act for which liability may not be limited or eliminated by virtue of the provisions of Section 102(b)(7) of the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The   following   exhibits   are  filed  as  a  part  of  this
Registration Statement:

         Number                     Description

         4.1 Copy of the 1995 Stock Option Plan of Affinity Financial Group, Inc., which is incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on S-1 (File No. 333-1170)

         4.2               Form of Stock Option Agreement (1995 Stock Option
                           Plan), which is incorporated by reference to Exhibit
                           10.7 of the Company's Registration Statement on S-1 (File No. 333-1170)

         4.3 Copy of the 1996 Stock Option Plan of Affinity Technology Group, Inc., which is incorporated by reference to Exhibit 10.11 of the Company's Registration Statement on Form S-1 (File No. 333-1170)

         4.4               Form of Stock  Option  Agreement  (1996 Stock  Option
                           Plan),  which is incorporated by reference to Exhibit
                           10.8 of the Company's Registration Statement on Form S-1 (File No. 333-1170)

         4.5 Copy of the Non-Employee Directors' Stock Option Plan of Affinity Technology Group, Inc., which is incorporated by reference to Exhibit 10.12 of the Company's Registration Statement on Form S-1 (File No. 333-1170)


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         4.6               Form of  Stock  Option  Agreement  (Directors'  Stock
                           Option Plan),  which is  incorporated by reference to
                           Exhibit 10.9 of the Company's Registration Statement on Form S-1 (File No.
                           333-1170)

         5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5

         23.2              Consent of Ernst & Young LLP

         24                Power of Attorney

Item 9.  Undertakings.

(a)      The Company hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such

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         liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES


                                 THE REGISTRANT


                  Pursuant to the requirements of the Securities Act of 1933, Affinity Technology Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 19th day of August, 1996.


                                            AFFINITY TECHNOLOGY GROUP, INC.



                                                              By: Jeff A. Norris
                                                                  Jeff A. Norris
                                           President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 19, 1996.

  Jeff A. Norris                                 Edward J. Sebastian
Name: Jeff A. Norris                           Name:  Edward J. Sebastian
Title: President, Chief Executive Officer      Title:  Director
       and Director
       (principal executive officer)


  Alan H. Fishman                                Peter R. Wilson
Name: Alan H. Fishman                          Name:  Peter R. Wilson
Title: Director                                Title:  Director


                                                 Carl M. Donnelly
Name:  Steven J. Gilbert                       Name: Carl M. Donnelly
Title:  Director                               Title:  Executive Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer
                                                       (principal financial
                                                       officer)


  Paul A. Jones, Jr.                             Richard R. Butcher
Name:  Paul A. Jones, Jr.                      Name: Richard R. Butcher
Title:  Director                               Title: Controller
                                                      (principal accounting
                                                      officer)


  Robert M. Price
Name:  Robert M. Price
Title: Director








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